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                                                                   Exhibit 23.5

                     [LETTERHEAD OF SHEARMAN & STERLING]



                                 May 7, 2002

CNH Global N.V.
Global Management Offices
100 South Saunders Road
Lake Forest, Illinois 60045


Ladies and Gentlemen:

In connection with the proposed offering by CNH Global N.V., a corporation organized under the laws of the Kingdom of the Netherlands (the "Company"), of common shares of the Company, we hereby consent to the use of our name and confirm to you our advice as set forth under the headings "Taxation--United States Taxation" and "Legal Matters" in the preliminary prospectus contained in the registration statement on Form F-3 of the Company filed with the U.S. Securities and Exchange Commission, to which registration statement this consent is an exhibit. In doing so, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.




                                       Very truly yours,


                                       /s/ SHEARMAN & STERLING